EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2024 Results
Consolidated system-wide sales grow +3.2% year-over-year
Global comparable sales of +0.3%, including +2.7% at TH Canada and +1.8% at INTL
Five franchisor segments deliver year-over-year growth in Adjusted Operating Income
RBI on track to deliver 8%+ organic Adjusted Operating Income growth for 2024

Toronto, November 5, 2024 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the third quarter ended September 30, 2024. Josh Kobza, Chief Executive Officer of RBI commented, "Our results demonstrate the resilience of our business and the dedication of our teams and franchisees. We remain focused on providing great value for guests, improving franchisee profitability, and investing in our brands for the long-term. We have been pleased to see an improvement in consolidated comparable sales in October and remain confident we will achieve our 8% plus Adjusted Operating Income growth target for 2024 and beyond."

Third Quarter 2024 Highlights:
•Consolidated comparable sales were 0.3% and net restaurants grew 3.8% versus the prior year
•System-wide sales increased 3.2% year-over-year
•Income from Operations of $577 million versus $582 million in the prior year
•Adjusted Operating Income of $652 million increased 6.1% organically (excluding FX and RH) versus the prior year
•Diluted EPS of $0.79 was consistent with the prior year
•Adjusted Diluted EPS of $0.93 increased 4.6% organically (excluding FX and RH) versus the prior year

Items Effecting Comparability and Restaurant Holdings Segment Reminder
We completed the acquisitions of Carrols Restaurant Group Inc. (“Carrols”) (“the Carrols Acquisition”) and Popeyes China (“PLK China”) (“the PLK China Acquisition”) on May 16, 2024 and June 28, 2024, respectively. Our consolidated results include Carrols and PLK China revenues, expenses and segment income from their acquisition dates.

Following the Carrols and PLK China Acquisitions, RBI established a new operating and reportable segment, Restaurant Holdings (RH), which includes results from the Carrols Burger King restaurants and the PLK China restaurants. RBI reports results under six operating and reportable segments consisting of the following: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK), Firehouse Subs (FHS), International (INTL) and RH.

RBI plans to maintain the franchisor dynamics in its TH, INTL, BK, PLK and FHS segments ("five franchisor segments") to report results consistent with how the business will be managed long-term given RBI's plans to refranchise the vast majority of the Carrols Burger King restaurants and to find a new partner for PLK China in the future. RH results include Company restaurant sales and expenses, including expenses associated with royalties, rent, and advertising. These expenses are recognized, as applicable, as revenues in the respective franchisor segments (BK and INTL) and eliminated upon consolidation. For more information please review the "Restaurant Holdings Intersegment Dynamics" presentation posted on our IR website under "Events & Presentations" on August 8, 2024.

During 2023 and the first quarter of 2024, BK also acquired restaurants from non-Carrols franchisees ("non-Carrols acquired BK restaurants"). BK owned and operated 165 Company restaurants as of September 30, 2024 as compared to 50 as of September 30, 2023. The results from these restaurants are included in BK Company restaurants sales and expenses.

Key performances indicators are shown for RBI's five franchisor segments. RH results for the Carrols BK restaurants and PLK China restaurants are included in the BK segment and INTL segment, respectively.

Consolidated Operational Highlights	Three Months Ended September 30,
	2024	2023
	(Unaudited)
System-wide Sales Growth
TH	2.8%	8.1%
BK	(1.5)%	6.4%
PLK	(0.6)%	11.2%
FHS (a)	(1.3)%	7.0%
INTL	8.0%	15.6%
Consolidated	3.2%	10.9%

System-wide Sales (in US$ millions)
TH	$1,952	$1,929
BK	$2,891	$2,938
PLK	$1,509	$1,520
FHS (a)	$301	$305
INTL	$4,780	$4,532
Consolidated (a)	$11,433	$11,224

Comparable Sales
TH	2.3%	7.6%
BK	(0.7)%	6.6%
PLK	(4.0)%	5.6%
FHS (a)	(4.8)%	3.6%
INTL	1.8%	7.7%
Consolidated	0.3%	7.0%

Net Restaurant Growth
TH	0.0%	(0.4)%
BK	(1.5)%	(2.4)%
PLK	4.1%	5.3%
FHS	3.9%	2.5%
INTL	7.6%	9.5%
Consolidated	3.8%	4.2%

System Restaurant Count at Period End
TH	4,504	4,502
BK	7,119	7,224
PLK	3,465	3,329
FHS	1,300	1,251
INTL	15,137	14,069
Consolidated	31,525	30,375
(a)2023 comparable sales and system wide sales amounts for FHS have been revised to make immaterial corrections and provide comparability with the current calculation methodology. These revisions have no impact on previously reported revenue and adjusted operating income for the FHS segment. These revisions had an immaterial impact to RBI consolidated system-wide sales and no impact to consolidated system-wide sales growth nor comparable sales.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2024	2023
	(Unaudited)
Total Revenues	$2,291	$1,837
Income from Operations	$577	$582
Net Income	$357	$364
Diluted Earnings per Share	$0.79	$0.79

TH	$284	$269
BK	$112	$111
PLK	$62	$58
FHS	$12	$10
INTL	$166	$161
RH	$16	$—
Adjusted Operating Income (a)	$652	$609

Adjusted EBITDA (a)	$748	$698

Adjusted Net Income (a)	$423	$413
Adjusted Diluted Earnings per Share (a)	$0.93	$0.90

	Nine Months Ended September 30,
(in US$ millions, unaudited)	2024	2023
	(Unaudited)
Net cash provided by operating activities	$1,022	$920
Net cash (used for) provided by investing activities	$(616)	$(11)
Net cash (used for) provided by financing activities	$(365)	$(774)
Free Cash Flow (a)	$898	$847

	As of September 30,
	2024	2023
	(Unaudited)
Net Debt (a)	$12,950	$12,072
Net Income Net Leverage	7.2x	9.1x
Adjusted EBITDA Net Leverage (a)(b)	4.8x	4.8x
(a)Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(b)Adjusted EBITDA Net Leverage only includes Carrols EBITDA from May 16, 2024 until quarter end.

Discussion of Consolidated Financial Results
The year-over-year increase in Total Revenues on an as reported basis was primarily driven by the inclusion of RH results, partially offset by the elimination of franchise and property revenues and advertising revenues and other services related to the RH restaurants.

On an organic basis, the increase in Total Revenues was largely due to the net impact of the non-Carrols acquired BK restaurants and the acquisition of PLK Carrols restaurants. Growth in organic Total Revenues was also driven by increases in system-wide sales at INTL and TH, partially offset by decreases in system-wide sales at BK, PLK and FHS.

The year-over-year decrease in Income from Operations was primarily driven by an unfavorable change in other operating expenses (income), net, an increase in franchise agreement and reacquired franchise rights amortization, and an unfavorable FX Impact partially offset by increases in segment income at our five franchisor segments and the inclusion of RH segment income.

The year-over-year decrease in Net Income was primarily driven by the year-over-year decrease in Income from Operations, an increase in income tax expense and an increase in interest expense, net, partially offset by a favorable year-over-year decrease in loss on early extinguishment of debt.

The year-over-year increases in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by increases in segment income at our five franchisor segments. On an as reported basis, the increase was also driven by the inclusion of RH Adjusted Operating Income, partially offset by unfavorable FX Impacts at TH and INTL.
The year-over-year increase in Adjusted Net Income was primarily driven by increases in segment income at our five franchisor segments and the inclusion of RH segment income, partially offset by an increase in adjusted interest expense, net, an increase in adjusted income tax expense, and an unfavorable FX Impact.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We are investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the three months ended September 30, 2024, we funded $8 million toward the Fuel the Flame investments and $16 million toward our Royal Reset investments. As of September 30, 2024, we have funded a total of $93 million toward the Fuel the Flame investments and $107 million toward our Royal Reset investments.

On April 30, 2024, Burger King announced its Royal Reset 2.0 program and expects to invest an additional $300 million in remodels from 2025 through 2028. Together with the initial Reclaim the Flame investment and plans to remodel 600 of the recently acquired Carrols restaurants, Burger King will be on a path to achieve its goal of 85% to 90% modern image by 2028.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	2.8%	8.1%
System-wide Sales	$1,952	$1,929
Comparable Sales	2.3%	7.6%

Net Restaurant Growth	0.0%	(0.4)%
System Restaurant Count at Period End	4,504	4,502

Supply Chain Sales	$699	$706
Company Restaurant Sales	$11	$12
Franchise and Property Revenues	$255	$253
Advertising Revenues and Other Services	$79	$82
Total Revenues	$1,044	$1,052

Supply Chain Cost of Sales	$559	$572
Company Restaurant Expenses	$9	$10
Franchise and Property Expenses	$83	$80
Advertising Expenses and Other Services	$78	$84
Segment G&A	$36	$43
Adjustments:
Franchise Agreement Amortization	$2	$2
Cash Distributions Received from Equity Method Investments	$4	$4
Adjusted Operating Income	$284	$269

Share-based Compensation and Non-Cash Incentive Compensation Expense	$10	$13
Depreciation and Amortization, excluding Franchise Agreement Amortization	$27	$24
Adjusted EBITDA (a)	$321	$307

(a) Adjusted EBITDA for TH is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the third quarter of 2024, the increase in system-wide sales was primarily driven by comparable sales of 2.3%, including Canada comparable sales of 2.7%.

The year-over-year decrease in Total Revenues on an as reported basis was primarily due to an unfavorable FX Impact. On an organic basis, the increase in Total Revenues was primarily driven by increases in equipment sales related to restaurant renovations, partially offset by a decrease in CPG net sales.

The year-over-year increase in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by a decrease in Segment G&A, largely due to lower employee-related compensation, and a decrease in supply chain cost of sales due to lower average cost of supply chain and CPG inventory, partially offset by a decrease in CPG net sales. The increase in Adjusted Operating Income on an as reported basis was partially offset by an unfavorable FX Impact.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	(1.5)%	6.4%
System-wide Sales	$2,891	$2,938
Comparable Sales	(0.7)%	6.6%

Net Restaurant Growth	(1.5)%	(2.4)%
System Restaurant Count at Period End	7,119	7,224

Company Restaurant Sales	$60	$21
Franchise and Property Revenues (b)	$179	$183
Advertising Revenues and Other Services (c)	$122	$124
Total Revenues	$362	$329

Company Restaurant Expenses	$56	$20
Franchise and Property Expenses	$32	$32
Advertising Expenses and Other Services	$133	$131
Segment G&A	$32	$37
Adjustments:
Franchise Agreement Amortization	$2	$3
Adjusted Operating Income	$112	$111

Share-based Compensation and Non-Cash Incentive Compensation Expense	$8	$11
Depreciation and Amortization, excluding Franchise Agreement Amortization	$10	$9
Adjusted EBITDA (a)	$131	$131
(a) Adjusted EBITDA for BK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.
(b)For the three months ended September 30, 2024, Franchise and Property revenues include intersegment revenues with RH consisting of royalties of $20 million and rent of $8 million.
(c)For the three months ended September 30, 2024, Advertising Revenues and Other Services include intersegment revenues with RH consisting of advertising contributions and tech fees of $18 million.

As a reminder, BK segment results are presented consistently with our franchisor model. As such, results include intersegment Franchise and Property revenues and Advertising Revenues and Other Services from the Carrols Burger King restaurants included in RH (as footnoted above).

For the third quarter of 2024, the decrease in system-wide sales was driven by comparable sales of (0.7)%, including US comparable sales of (0.4)%, and net restaurant growth of (1.5)%.

The year-over-year increase in Total Revenues was primarily driven by the net impact of the non-Carrols acquired BK restaurants, partially offset by a decrease in system-wide sales.

Adjusted Operating Income was relatively consistent on a year-over-year basis primarily due to a decrease in Segment G&A, largely a result of lower compensation-related expenses, and the net impact of the non-Carrols acquired BK restaurants, partially offset by the decrease in system-wide sales and an increase in Fuel the Flame spending versus the prior year period.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	(0.6)%	11.2%
System-wide Sales	$1,509	$1,520
Comparable Sales	(4.0)%	5.6%

Net Restaurant Growth	4.1%	5.3%
System Restaurant Count at Period End	3,465	3,329

Company Restaurant Sales	$44	$22
Franchise and Property Revenues	$79	$80
Advertising Revenues and Other Services	$72	$75
Total Revenues	$195	$177

Company Restaurant Expenses	$38	$20
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$74	$77
Segment G&A	$19	$21
Adjustments:
Franchise Agreement Amortization	$1	$1
Adjusted Operating Income	$62	$58

Share-based Compensation and Non-Cash Incentive Compensation Expense	$5	$6
Depreciation and Amortization, excluding Franchise Agreement Amortization	$3	$2
Adjusted EBITDA (a)	$68	$67
(a) Adjusted EBITDA for PLK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the third quarter of 2024, the decrease in system-wide sales was driven by comparable sales of (4.0)%, including US comparable sales of (3.8)%, partially offset by net restaurant growth of 4.1%.

The year-over-year increases in Total Revenues and Adjusted Operating Income were primarily driven by the acquisition of 60 Company restaurants as part of the Carrols acquisition and improvements in PLK's underlying Company restaurant portfolio. As of September 30, 2024, PLK had 100 Company restaurants as compared to 41 in the prior year.

FHS Segment Results

	Three Months Ended September 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth (a)	(1.3)%	7.0%
System-wide Sales (a)	$301	$305
Comparable Sales (a)	(4.8)%	3.6%

Net Restaurant Growth	3.9%	2.5%
System Restaurant Count at Period End	1,300	1,251

Company Restaurant Sales	$10	$10
Franchise and Property Revenues	$27	$27
Advertising Revenues and Other Services	$15	$15
Total Revenues	$53	$51

Company Restaurant Expenses	$9	$8
Franchise and Property Expenses	$4	$4
Advertising Expenses and Other Services	$16	$15
Segment G&A	$11	$14
Adjusted Operating Income	$12	$10

Share-based Compensation and Non-Cash Incentive Compensation Expense	$2	$4
Depreciation and Amortization, excluding Franchise Agreement Amortization	$1	$1
Adjusted EBITDA (b)	$15	$15

(a) 2023 comparable sales and system wide sales amounts for FHS have been revised to make immaterial corrections and provide comparability with the current calculation methodology. These revisions have no effect on previously reported revenue and adjusted operating income for the FHS segment.
(b)     Adjusted EBITDA for FHS is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the third quarter of 2024, the decrease in system-wide sales was driven by comparable sales of (4.8)% partially offset by net restaurant growth of 3.9%.

The year-over-year increase in Adjusted Operating Income was primarily due to a decrease in Segment G&A driven by lower compensation-related expenses.

INTL Segment Results

	Three Months Ended September 30,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	8.0%	15.6%
System-wide Sales	$4,780	$4,532
Comparable Sales	1.8%	7.7%

Net Restaurant Growth	7.6%	9.5%
System Restaurant Count at Period End	15,137	14,069

Franchise and Property Revenues	$222	$210
Advertising Revenues and Other Services	$20	$18
Total Revenues	$243	$228

Franchise and Property Expenses	$8	$1
Advertising Expenses and Other Services	$25	$20
Segment G&A	$48	$49
Adjustments:
Franchise Agreement Amortization	$3	$3
Adjusted Operating Income	$166	$161

Share-based Compensation and Non-Cash Incentive Compensation Expense	$12	$14
Depreciation and Amortization, excluding Franchise Agreement Amortization	$3	$3
Adjusted EBITDA (a)	$181	$178

(a) Adjusted EBITDA for INTL is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the third quarter of 2024, the increase in system-wide sales was driven by net restaurant growth of 7.6%, and comparable sales of 1.8%.

The year-over-year increase in Total Revenues on an as reported and on an organic basis were primarily driven by increases in BK royalties as a result of an increase in system-wide sales. The increase in Total Revenues on an as reported basis was partially offset by an unfavorable FX Impact.

The year-over-year increase in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by the increase in system-wide sales, partially offset by bad debt expenses in the current year as compared to bad debt recoveries in the prior year and higher Advertising Expenses and Other Services due to the timing of advertising campaigns. The year-over-year increase in Adjusted Operating Income on an as reported basis was partially offset by an unfavorable FX impact.

RH Segment Results

(in US$ millions)	Three Months Ended September 30, 2024
BK	(Unaudited)
System-wide Sales Growth	(3.0)%
System-wide Sales	$444
Comparable Sales	(2.2)%
Net Restaurant Growth	0.2%
System Restaurant Count at Period End	1,021
Restaurant-Level Margin (a)	12.4%

INTL
System-wide Sales	$2
System Restaurant Count at Period End	14

Total Revenues	$441

Food, Beverage and Packaging Costs	$123
Restaurant Wages and Related Expenses	$141
Restaurant Occupancy and Other Expenses (b)	$120
Company Restaurant Expenses	$384
Advertising Expenses and Other Services (c)	$19
Reacquired Franchise Rights Amortization	$10
Segment G&A	$23
Adjustments:
Reacquired Franchise Rights Amortization	$10
Adjusted Operating Income	$16
Depreciation and Amortization, excluding Reacquired Franchise Rights Amortization	$16
Adjusted EBITDA (a)	$32

Reconciliation of Restaurant-Level Margin (BK)
RH Adjusted Operating Income	$16
Less: INTL RH Adjusted Operating Income	$(1)
BK RH Adjusted Operating Income	$17
Add:
BK RH Segment G&A	$22
BK RH Segment Depreciation and Amortization, excluding Reacquired Franchise Rights Amortization	$16
BK RH Restaurant-Level EBITDA	$54
BK RH Restaurant Sales	$440
BK RH Restaurant-Level Margin (a)	12.4%
Note: RH KPIs are shown consistent with RBI's reporting calendar, but results from BK Carrols restaurants in the P&L are shown consistent with Carrols reporting calendar which for the third quarter ended on September 29, 2024.
(a) Restaurant-Level margin and Adjusted EBITDA for RH are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(b)     For the three months ended September 30, 2024, Restaurant Occupancy and Other Expenses include intersegment expenses with BK related to royalties of $20 million and rent of $8 million.
(c)     For the three months ended September 30, 2024, Advertising Expenses and Other Services include intersegment expenses with BK related to advertising contributions and tech fees of $18 million.

Cash and Liquidity
As of September 30, 2024, Total debt was $14.1 billion, Net debt (Total debt less Cash and cash equivalents of $1.2 billion) was $13.0 billion, Net Income Net Leverage was 7.2x and Adjusted EBITDA Net Leverage was 4.8x. As a reminder, Adjusted EBITDA only includes results from Carrols beginning May 16, 2024.
The RBI Board of Directors has declared a dividend of $0.58 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2024. The dividend will be payable on January 3, 2025 to shareholders and unitholders of record at the close of business on December 20, 2024.

During the third quarter, we issued $500 million of 5.625% First Lien Senior Secured Notes due 2029 and used the proceeds, together with cash on hand, to redeem our outstanding 5.750% First Lien Senior Secured Notes due 2025 and pay related fees and expenses. As a result of this transaction, RBI does not have any material debt maturities until 2028.
2024 Financial Guidance
RBI continues to expect Adjusted Interest Expense, net between $565 million and $575 million and consolidated capital expenditures, tenant inducements and incentives (excluding RH) of approximately $300 million.
RBI now expects Segment G&A (excluding RH) for 2024 between $640 million and $650 million, including share-based compensation and non-cash incentive compensation expense between $170 million and $175 million.
Long-Term Guidance
RBI hosted an investor event on February 15, 2024 and announced the following long-term consolidated performance that the Company continues to expect to achieve, on average, from 2024 to 2028:
•3%+ Comparable Sales;
•5%+ Net Restaurant Growth;
•8%+ System-wide Sales growth; and
•Adjusted Operating Income growth at least as fast as system-wide sales growth.
Investor Conference Call
We will host an investor conference call and webcast at 8:45 a.m. Eastern Time on Tuesday, November 5, 2024, to review financial results for the third quarter ended September 30, 2024. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 309027.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about (i) our expectations regarding the effects and continued impact of our digital, marketing, remodel and technology enhancement initiatives and expectations regarding “Reclaim the Flame” and our pace of remodels, (ii) our expectations regarding the number of Burger Kings that will be modern image by 2028, (iii) our commitment to growth opportunities and providing compelling value to guests, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth, (iv) our goals for our brands in China, (v) our expectations regarding consolidated capital expenditures, tenant inducements and incentives for 2024, (vi) our expectations regarding adjusted net interest expense, Segment G&A and share-based compensation, (vii) our expectations regarding opportunities for our brands outside of the U.S., (viii) our goals for franchise profitability by the end of 2026, (ix) our guidance for periods in 2024 through 2028 relating to system-wide sales, comparable sales, net restaurant growth, supply chain margins, adjusted effective tax rates, adjusted operating income, and organic adjusted operating income, and (x) our net leverage expectations.

The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following risks related to (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products, such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our nearly fully franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) unforeseen events such as pandemics; (12) the ability of the counterparties to our credit facilities’ and derivatives’ to fulfill their commitments and/or obligations; (13) changes in applicable tax laws or interpretations thereof, and our ability to accurately interpret and predict the impact of such changes or interpretations on our financial condition and results; (14) evolving legislation and regulations in the area of franchise and labor and employment law; (15) our ability to address environmental and social sustainability issues; (16) the conflict between Russia and Ukraine, and the conflict in the Middle East; and (17) softening in the consumer environment.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Supply chain sales	$699	$706	$2,008	$1,989
Company restaurant sales	567	65	1,016	194
Franchise and property revenues	735	753	2,194	2,163
Advertising revenues and other services	290	313	892	856
Total revenues	2,291	1,837	6,110	5,202
Operating costs and expenses:
Supply chain cost of sales	559	572	1,616	1,620
Company restaurant expenses	473	58	848	172
Franchise and property expenses	134	119	394	372
Advertising expenses and other services	327	326	972	909
General and administrative expenses	176	169	534	507
(Income) loss from equity method investments	3	1	(69)	19
Other operating expenses (income), net	42	10	31	20
Total operating costs and expenses	1,714	1,255	4,326	3,619
Income from operations	577	582	1,784	1,583
Interest expense, net	147	143	442	430
Loss on early extinguishment of debt	1	16	33	16
Income before income taxes	429	423	1,309	1,137
Income tax expense	72	59	225	145
Net income	357	364	1,084	992
Net income attributable to noncontrolling interests	105	112	322	310
Net income attributable to common shareholders	$252	$252	$762	$682
Earnings per common share
Basic	$0.79	$0.80	$2.41	$2.19
Diluted	$0.79	$0.79	$2.39	$2.16
Weighted average shares outstanding (in millions):
Basic	319	314	317	312
Diluted	454	459	453	458

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,176	$1,139
Accounts and notes receivable, net of allowance of $39 and $37, respectively	693	749
Inventories, net	169	166
Prepaids and other current assets	217	119
Total current assets	2,255	2,173
Property and equipment, net of accumulated depreciation and amortization of $1,283 and $1,187, respectively	2,229	1,952
Operating lease assets, net	1,870	1,122
Intangible assets, net	11,347	11,107
Goodwill	6,187	5,775
Other assets, net	1,183	1,262
Total assets	$25,071	$23,391
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$754	$790
Other accrued liabilities	1,158	1,005
Gift card liability	170	248
Current portion of long-term debt and finance leases	126	101
Total current liabilities	2,208	2,144
Long-term debt, net of current portion	13,571	12,854
Finance leases, net of current portion	305	312
Operating lease liabilities, net of current portion	1,775	1,059
Other liabilities, net	931	996
Deferred income taxes, net	1,242	1,296
Total liabilities	20,032	18,661
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2024 and December 31, 2023; 323,704,500 shares issued and outstanding at September 30, 2024; 312,454,851 shares issued and outstanding at December 31, 2023	2,300	1,973
Retained earnings	1,794	1,599
Accumulated other comprehensive income (loss)	(858)	(706)
Total Restaurant Brands International Inc. shareholders’ equity	3,236	2,866
Noncontrolling interests	1,803	1,864
Total shareholders’ equity	5,039	4,730
Total liabilities and shareholders’ equity	$25,071	$23,391

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$1,084	$992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	187	142
Non-cash loss on early extinguishment of debt	23	5
Amortization of deferred financing costs and debt issuance discount	19	21
(Income) loss from equity method investments	(69)	19
(Gain) loss on remeasurement of foreign denominated transactions	15	(11)
Net (gains) losses on derivatives	(140)	(111)
Share-based compensation and non-cash incentive compensation expense	124	141
Deferred income taxes	(16)	(47)
Other	4	19
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	57	(86)
Inventories and prepaids and other current assets	1	(49)
Accounts and drafts payable	(45)	(62)
Other accrued liabilities and gift card liability	(171)	(62)
Tenant inducements paid to franchisees	(23)	(15)
Other long-term assets and liabilities	(28)	24
Net cash provided by operating activities	1,022	920
Cash flows from investing activities:
Payments for property and equipment	(124)	(73)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	17	23
Net payments for acquisition of franchised restaurants	(30)	—
Payment for purchase of Carrols Restaurant Group, net of cash acquired	(508)	—
Settlement/sale of derivatives, net	54	40
Other investing activities, net	(25)	(1)
Net cash used for investing activities	(616)	(11)
Cash flows from financing activities:
Proceeds from long-term debt	2,450	55
Repayments of long-term debt and finance leases	(2,164)	(79)
Payment of financing costs	(38)	(43)
Payment of common share dividends and Partnership exchangeable unit distributions	(767)	(741)
Repurchase of common shares	—	(115)
Proceeds from stock option exercises	71	52
Proceeds from derivatives	85	100
Other financing activities, net	(2)	(3)
Net cash used for financing activities	(365)	(774)
Effect of exchange rates on cash and cash equivalents	(4)	(3)
Increase in cash and cash equivalents	37	132
Cash and cash equivalents at beginning of period	1,139	1,178
Cash and cash equivalents at end of period	$1,176	$1,310
Supplemental cash flow disclosures:
Interest paid	$569	$544
Net interest paid (a)	$403	$380
Income taxes paid	$262	$184
(a) Please refer to "Non-GAAP Financial Measures" for further detail.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

•System-wide sales growth refers to the percentage change in sales at all franchised restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for Tim Hortons, Burger King and Firehouse and 17 months or longer for Popeyes. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

•System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

•Unless otherwise stated, system-wide sales growth, system-wide sales and comparable sales are presented on a system-wide basis, which means they include franchised restaurants and Company restaurants. System-wide results are driven by our franchised restaurants, as nearly all system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

•Net restaurant growth ("NRG") refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our net restaurant growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats.” These alternative formats are helpful to build brand awareness, test new concepts and provide convenience in certain markets.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	Three Months Ended September 30,
KPIs by Market	2024	2023
	(Unaudited)
System-wide Sales Growth
TH - Canada	2.9%	8.5%
BK - US	(1.5)%	6.0%
PLK - US	(0.8)%	11.0%
FHS - US	(3.7)%	6.8%

International
TH	(1.5)%	34.1%
BK	6.3%	13.2%
PLK	46.1%	60.2%
FHS	(1.1)%	14.4%

System-wide Sales (in US$ millions)
TH - Canada	$1,758	$1,737
BK - US	$2,759	$2,800
PLK - US	$1,408	$1,421
FHS - US	$280	$291

International
TH	$156	$159
BK	$4,282	$4,125
PLK	$337	$244
FHS	$4	$4

Comparable Sales
TH - Canada	2.7%	8.1%
BK - US	(0.4)%	6.6%
PLK - US	(3.8)%	5.6%
FHS - US	(5.2)%	4.0%

International
TH	(14.6)%	(4.5)%
BK	1.9%	7.6%
PLK	11.9%	21.0%
FHS	(12.6)%	(2.0)%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	As of
KPIs by Market	September 30, 2024	September 30, 2023
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.3)%	(0.6)%
BK - US	(1.6)%	(2.8)%
PLK - US	3.6%	5.0%
FHS - US	1.9%	1.8%

International
TH	14.6%	35.6%
BK	4.9%	5.6%
PLK	29.5%	36.3%
FHS	40.0%	15.4%

Restaurant Count
TH - Canada	3,861	3,874
BK - US	6,752	6,864
PLK - US	3,107	3,000
FHS - US	1,211	1,188

International
TH	1,374	1,199
BK	12,390	11,811
PLK	1,352	1,044
FHS	21	15

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2024	2023	2024	2023
Segment G&A:
TH	$36	$43	$116	$121
BK	32	37	104	106
PLK	19	21	62	64
FHS	11	14	39	40
INTL	48	49	150	140
RH	23	—	35	—
RH Transaction costs	4	—	17	—
FHS Transaction costs	—	—	—	19
Corporate restructuring and advisory fees	3	5	11	17
General and administrative expenses	$176	$169	$534	$507

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2024	2023	2024	2023
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings (a)	$(4)	$30	$6	$19
Litigation settlement (gains) and reserves, net	1	1	2	(1)
Net losses (gains) on foreign exchange (b)	44	(18)	15	(11)
Other, net (c)	1	(3)	8	13
Other operating expenses (income), net	$42	$10	$31	$20

(a) Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods. The amount for the three and nine months ended September 30, 2023 includes asset write-offs and related costs in connection with the discontinuance of an internally developed software project.
(b) Net losses (gains) on foreign exchange are primarily related to revaluation of foreign denominated assets and liabilities, primarily those denominated in euros and Canadian dollars.
(c) Other, net for 2023 is primarily related to payments in connections with FHS area representative buyouts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: Adjusted Operating Income (“AOI”), EBITDA, Adjusted EBITDA (on a consolidated and a segment basis), Adjusted Net Income, Adjusted Interest Expense, net, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic AOI growth, Organic Adjusted EBITDA growth, Organic Net Income growth, Organic Adjusted Net Income growth, Organic Adjusted Diluted EPS growth, Restaurant-Level Margin, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

AOI represents income from operations adjusted to exclude (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expense incurred in connection with the Firehouse Acquisition consisting of professional fees, compensation-related expenses and integration costs ("FHS Transaction costs"), (ii) non-recurring fees and expenses incurred in connection with the Carrols Acquisition and the PLK China acquisition, consisting primarily of professional fees, compensation related expenses and integration costs ("RH Transaction costs") and (iii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items that management believes are not relevant to management's assessment of our operating performance. AOI, as defined above, also represents our measure of segment income for each of our six operating segments.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above). Adjusted EBITDA for each of the six reporting segments is defined as AOI for the respective segment operations adjusted to exclude (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense associated with the segment and (ii) depreciation and amortization (excluding franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting) associated with the segment.

Segment G&A (excluding RH) is defined as general and administrative expenses for our five franchisor segments excluding FHS Transaction costs, RH Transaction costs and Corporate restructuring and advisory fees.

Adjusted Net Income is defined as Net income excluding (i) franchise agreement and reacquired franchise right intangible asset amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Interest Expense, net is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.

Adjusted EBITDA Net Leverage is defined as Net Debt divided by Adjusted EBITDA. Net Income Net Leverage is defined as Net Debt divided by Net Income. Both of these metrics are operating performance measures that we believe provide investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth, Adjusted Operating Income growth, Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of our RH segment for the first four full fiscal quarters following the BK Carrols and PLK China restaurant acquisitions. With respect to Adjusted Diluted EPS, growth on an organic basis also excludes the impact of incremental debt incurred as part of the Carrols transaction. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the RH segment. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Restaurant-Level Margin is defined as (1) BK RH Adjusted Operating Income adjusted to exclude depreciation, amortization, and general and administrative expenses, divided by (2) restaurant sales. This metric is used to evaluate BK RH store-level operating performance and profitability.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

There are important components of estimated operating income (including impact of equity method investments and other operating expenses or income, net), interest expense, net, and general and administrative expenses that we have not determined and therefore, a reconciliation of estimated AOI to operating income, Adjusted Interest Expense, net to interest expense, net and Segment G&A to general and administrative expenses cannot be provided at this time. A full reconciliation of each of these measures will be provided when actual results are released.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Variance		RH Impact	FX Impact	Organic Growth
	2024	2023	$	%	$	$	$	%
Revenue
TH	$1,044	$1,053	$(9)	(0.8)%	$—	$(16)	$7	0.7%
BK	362	328	34	10.1%	—	—	34	10.2%
PLK	195	177	18	9.7%	—	—	18	9.8%
FHS	53	51	2	4.1%	—	—	2	4.2%
INTL	243	228	15	6.4%	—	(5)	20	8.6%
RH	441	—	441	NM	441	—	—	NM
Elimination of intersegment revenues (a)	(47)	—	(47)	NM	(47)	—	—	NM
Total Revenues	$2,291	$1,837	$454	24.7%	$394	$(21)	$81	4.4%

Income from Operations	$577	$582	$(5)	(0.6)%	$5	$(9)	$(1)	0.0%
Net Income	$357	$364	$(7)	(1.6)%	$1	$(9)	$1	0.7%

Adjusted Operating Income
TH	$284	$269	$15	6.0%	$—	$(4)	$19	7.7%
BK	112	111	1	1.1%	—	—	1	1.2%
PLK	62	58	4	6.2%	—	—	4	6.4%
FHS	12	10	2	28.5%	—	—	2	28.6%
INTL	166	161	5	2.3%	—	(5)	10	5.3%
RH	16	—	16	NM	16	—	—	NM
Adjusted Operating Income	$652	$609	$43	7.1%	$16	$(10)	$36	6.1%

Adjusted EBITDA	$748	$698	$50	7.2%	$32	$(10)	$28	4.1%

Adjusted Net Income	$423	$413	$10	2.5%	$3	$(8)	$15	3.6%
Adjusted Diluted Earnings per Share	$0.93	$0.90	$0.03	3.5%	$0.01	$(0.02)	$0.04	4.6%
(a)Consists of royalties, property revenues, advertising contribution revenues and tech fees from intersegment transactions with RH.
Note: Totals and percentage changes may not recalculate due to rounding.
NM - not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Income from Operations to Adjusted Operating Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2024	2023	2024	2023

Income from operations	$577	$582	$1,784	$1,583
Franchise agreement and reacquired franchise rights amortization	19	7	38	23
RH Transaction costs(2)	4	—	17	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	3	5	11	17
Impact of equity method investments(5)	7	5	(57)	29
Other operating expenses (income), net	42	10	31	20
Adjusted Operating Income	$652	$609	$1,824	$1,691

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2024	2023	2024	2023

Net Income	$357	$364	$1,084	$992
Income tax expense(6)	72	59	225	145
Loss on early extinguishment of debt	1	16	33	16
Interest expense, net	147	143	442	430
Income from operations	577	582	1,784	1,583
Depreciation and amortization	78	47	186	142
EBITDA	655	629	1,970	1,725
Share-based compensation and non-cash incentive compensation expense(1)	37	49	124	141
RH Transaction costs(2)	4	—	17	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	3	5	11	17
Impact of equity method investments(5)	7	5	(57)	29
Other operating expenses (income), net	42	10	31	20
Adjusted EBITDA	$748	$698	$2,096	$1,951

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2024	2023	2024	2023
Net income	$357	$364	$1,084	$992
Income tax expense(6)	72	59	225	145
Income before income taxes	429	423	1,309	1,137
Adjustments:
Franchise agreement and reacquired franchise rights amortization	19	7	38	23
Amortization of deferred financing costs and debt issuance discount	7	7	19	21
Interest expense and loss on extinguished debt(7)	(1)	28	32	53
RH Transaction costs(2)	4	—	17	—
FHS Transaction costs(3)	—	—	—	19
Corporate restructuring and advisory fees(4)	3	5	11	17
Impact of equity method investments(5)	7	5	(57)	29
Other operating expenses (income), net	42	10	31	20
Total adjustments	81	62	91	182
Adjusted income before income taxes	510	485	1,400	1,319
Adjusted income tax expense(6)(8)	87	72	254	179
Adjusted net income	$423	$413	$1,146	$1,140
Adjusted diluted earnings per share	$0.93	$0.90	$2.53	$2.49
Weighted average diluted shares outstanding	454	459	453	458

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage, Reconciliation of Free Cash Flow and Net Interest Paid
(Unaudited)

	As of
(in US$ millions, except ratio)	September 30, 2024	September 30, 2023
Long-term debt, net of current portion	$13,571	$12,862
Finance leases, net of current portion	305	305
Current portion of long-term debt and finance leases	126	87
Unamortized deferred financing costs and deferred issue discount	124	128
Total debt	14,126	13,382

Cash and cash equivalents	1,176	1,310
Net debt	12,950	12,072

LTM Net Income	1,810	1,328
Net Income Net leverage	7.2x	9.1x

LTM Adjusted EBITDA (a)	2,699	2,539
Adjusted EBITDA Net leverage	4.8x	4.8x
(a)Adjusted EBITDA includes Adjusted EBITDA from Carrols from May 16, 2024 to third quarter end.

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2024	2023	2022	2023	2022	2024	2023
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$1,022	$920	$1,067	$1,323	$1,490	$1,425	$1,343
Payments for property and equipment	(124)	(73)	(52)	(120)	(100)	(171)	(121)
Free Cash flow	$898	$847	$1,015	$1,203	$1,390	$1,254	$1,222

(in US$ millions)	Nine Months Ended September 30, 2024	Six Months Ended June 30, 2024	Three Months Ended September 30, 2024
Calculation:	A	B	A - B
Net cash provided by operating activities	$1,022	$482	$540
Payments for property and equipment	(124)	(69)	(55)
Free Cash flow	$898	$413	$485

	Nine Months Ended September 30,
(in US$ millions)	2024	2023
Interest Paid	$569	$544
Proceeds from derivatives, net within investing activities (a)	52	35
Proceeds from derivatives, net within financing activities	85	100
Interest income	29	29
Net Interest Paid	$403	$380

(a) Nine months ended September 30, 2024 and 2023 excludes $2 million and $5 million, respectively, of forward currency contracts included within supply chain cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2024	2023	2022	2023	2022	2024	2023
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income	$1,084	$992	$1,146	$1,718	$1,482	$1,810	$1,328
Income tax expense (benefit)	225	145	17	(265)	(117)	(185)	11
Loss on early extinguishment of debt	33	16	—	16	—	33	16
Interest expense, net	442	430	389	582	533	594	574
Income from operations	1,784	1,583	1,552	2,051	1,898	2,252	1,929
Depreciation and amortization	186	142	143	191	190	235	189
EBITDA	1,970	1,725	1,695	2,242	2,088	2,487	2,118
Share-based compensation and non-cash incentive compensation expense(1)	124	141	93	194	136	177	184
RH Transaction costs(2)	17	—	—	—	—	17	—
FHS Transaction costs(3)	—	19	8	19	24	—	35
Corporate restructuring and advisory fees(4)	11	17	21	38	46	32	42
Impact of equity method investments(5)	(57)	29	41	6	59	(80)	47
Other operating expenses (income), net	31	20	(68)	55	25	66	113
Adjusted EBITDA	$2,096	$1,951	$1,790	$2,554	$2,378	$2,699	$2,539

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2024 and 2023 cash bonus, respectively.

(2)In connection with the Carrols Acquisition and the PLK China Acquisition, we incurred certain non-recurring fees and expenses (“RH Transaction costs”) consisting primarily of professional fees, compensation related expenses and integration costs. We expect to incur additional RH Transaction costs through 2024 and into 2025.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring fees and expenses (“FHS Transaction costs”) consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)The effective tax rate was reduced by 1.1% and 0.5% for the nine months ended September 30, 2024 and 2023, respectively, and our adjusted effective tax rate was reduced by 1.1% and 0.4% for the nine months ended September 30, 2024 and 2023, respectively, as a result of excess tax benefits from equity-based compensation.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to amounts reclassified from accumulated comprehensive income (loss) into interest expense in connection with restructured interest rate swaps.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.